Exhibit 1(s)

                     MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                              ARTICLES OF AMENDMENT


      MERRILL LYNCH MUNICIPAL BOND FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation desires to amend its charter as currently in effect.

      SECOND: Pursuant to Section 2-605 of the Maryland General Corporation Law, the charter of the Corporation is hereby amended by renaming the applicable issued and unissued shares of capital stock of the Corporation as set forth below:

 Current Name of Series and Class               New Name of Series and Class
 --------------------------------               ----------------------------

Insured Portfolio                            BlackRock Municipal Insured Fund
    Class A Common Stock                         Investor A Common Stock
    Class B Common Stock                         Investor B Common Stock
    Class C Common Stock                         Investor C1 Common Stock
    Class I Common Stock                         Institutional Common Stock

National Portfolio                           BlackRock National Municipal Fund
    Class A Common Stock                         Investor A Common Stock
    Class B Common Stock                         Investor B Common Stock
    Class C Common Stock                         Investor C1 Common Stock
    Class I Common Stock                         Institutional Common Stock

Short-Term Portfolio                         BlackRock Short-Term Municipal Fund
    Class A Common Stock                         Investor A1 Common Stock
    Class B Common Stock                         Investor B Common Stock
    Class C Common Stock                         Investor C1 Common Stock
    Class I Common Stock                         Institutional Common Stock

High Yield Portfolio                         BlackRock High Yield Municipal Fund
    Investor A Common Stock                      Investor A Common Stock
    Investor C Common Stock                      Investor C Common Stock
    Institutional Common Stock                   Institutional Common Stock

      THIRD: (i) The Investor A Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class A Common Stock;

      (ii) The Investor A1 Common Stock of the BlackRock Short-Term Municipal Fund shall retain the same preferences, conversions and other rights, voting powers,

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      restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class A Common Stock;

      (iii) The Investor B Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class B Common Stock;

      (iv) The Investor C1 Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class C Common Stock; and

      (v) The Institutional Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class I Common Stock.

      THIRD: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

      FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FIFTH: As amended hereby, the Corporation's charter shall remain in full force and effect.

      SIXTH: These Articles of Amendment shall be effective as of the 2nd day of October, 2006.


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

      IN WITNESS WHEREOF, MERRILL LYNCH MUNICIPAL BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of the __ day of September, 2006.


                                        MERRILL LYNCH MUNICIPAL BOND FUND, INC.


                                        By:
                                             -----------------------------------
                                             Donald C. Burke, Vice President

Witness:

---------------------------------
Alice A. Pellegrino, Secretary

      THE UNDERSIGNED, Vice President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

                                             -----------------------------------
                                             Donald C. Burke, Vice President


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